                                                                     EXHIBIT 3.1

                     RESTATED ARTICLES OF INCORPORATION OF

                        SATELLINK COMMUNICATIONS, INC.


                                       I.
     The name of the corporation is:

                         Satellink Communications, Inc.

                                      II.

     The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                     III.

     The corporation shall have perpetual duration.

                                      IV.

     The object of the corporation is pecuniary gain and profit and the corporation is formed for the purpose of providing national, regional and local paging services and engaging in such other businesses as the Board of Directors may from time to time specify by resolution.

                                      V.

     A.   Authorized Capitalization.  The total number of shares of capital
          -------------------------
          stock that the corporation shall be authorized to issue is Fifty Million Sixty Eight Thousand Five Hundred (50,068,500) divided into three classes as follows: (a) Fifty Million (50,000,000) shares of Class A common stock, $.01 par value ("Class A Common Stock"); (b) Twenty Thousand (20,000) shares of Class B common stock, $.01 par value ("Class B Common Stock"); and (c) Forty Eight Thousand Five Hundred (48,500) shares of preferred stock, $.01 par value ("Preferred Stock").

     B.   Common Stock.  The shares of Class A Common Stock shall have unlimited
          ------------
          voting rights. The holders of shares of Class A Common Stock shall be entitled to one vote per share in all proceedings in which action way be or is required to be taken by the shareholders of the corporation. The shares of Class A Common Stock and the Class B Common Stock (together, "Common Stock") shall be identical in all respects and for all
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          purposes except that the holders of shares of Class B Common Stock shall not be entitled to vote except with respect to those matters as to which the Georgia Business Corporation Code expressly confers voting rights upon non-voting shares. Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock as, if, and when declared by the Board of Directors of the corporation, subject to any dividend preferences of the Preferred Stock then outstanding, and share ratably in all assets of the corporation in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation or upon any distribution of the assets of the corporation, subject to any liquidation preferences of the Preferred Stock then outstanding.

     C.   Preferred Stock.  Subject to the provisions of the Articles of
          ---------------
          Incorporation and to the provisions of the Georgia Business Corporation Code, as it exists now or as hereafter may be amended, the Board of Directors of the corporation may determine the preferences, limitations, and relative rights of any series of Preferred Stock and may designate the number of shares within that series prior to the issuance of any shares of that series.

     D.   Series A Convertible Preferred Stock.  The authorized shares of
          ------------------------------------
          Preferred Stock of the corporation shall include a series designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") which shall consist of Seven Thousand Five Hundred (7,500) shares. The rights, preferences, privileges, and restrictions granted to and imposed upon the Series A Preferred Stock are:

          (1)  Voting.  The holders of shares of Series A Preferred Stock shall
               ------
               be entitled to vote on all matters submitted to a vote of the shareholders of the corporation, voting together with the holders of Class A Common Stock as one class. Each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such share of Series A Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest hundredth of a vote; it being understood that whenever the Conversion Price (as hereinafter defined) is adjusted as provided in paragraph (5) of this Article V.D., the voting rights of the Series A Preferred Stock shall also be similarly adjusted. Except as required by law or set forth in this paragraph (1) of this Article V.D., the shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action.

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          (2)  Dividends.  The holders of shares of Series A Preferred Stock
               ---------
               shall be entitled to receive out of funds legally available therefor and, after payment of dividends on the Series C Convertible Preferred Stock and Series D Redeemable Preferred Stock, but before any cash, stock, or other dividend is declared or paid with respect to any class or series of Common Stock or any other class or series of capital stock of the Company (except the Series C Convertible Preferred Stock and the Series D Redeemable Preferred Stock), whether now existing or hereafter issued, when, as and if declared by the board of directors, dividends at the rate per annum of $12.00 per share payable annually on November 15 (or, if such date is not a business day, on the business day immediately following such date) commencing on November 15, 1991, to holders of record on the 10th business day preceding the dividend payment date. Commencing on the date of original issuance of the shares of Series A Preferred Stock (the "Original Issuance Date"), dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; provided, however, that except as provided in paragraphs (3) and (11) of this Article V. D., the corporation shall be under no obligation to pay dividends unless and until declared by the Board of Directors. Dividends accrued on shares of Series A Preferred Stock for any period less than a full annual period between the dividend payment dates (or, in the case of the first dividend payment, from the Original Issuance Date through the first dividend payment date) shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid dividends shall accumulate as of the dividend payment date on which they first become payable, but no interest shall accrue or be payable on accumulated but unpaid dividends. Any partial payment of then accrued dividends on shares of Series A Preferred Stock shall be made pro rata.
                                   --------

          (3)  Liquidation.  Upon any liquidation, dissolution, or winding up of
               -----------
               the corporation, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to receive, out of the assets or funds of the corporation which remain after satisfaction in full of all valid claims of creditors and which are available for distribution to shareholders, and after any distribution or payment of any such assets or funds of the corporation to the holders of Series C Convertible Preferred Stock and Series D Redeemable Preferred Stock but prior to and in preference of any distribution or payment of any such assets or funds of the corporation to the holders of shares of Common Stock or of any class or series of capital stock of the Corporation (except the Series C Convertible Preferred Stock and Series D Redeemable Preferred

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               Stock), whether now existing or hereafter created, a liquidation payment in an amount equal to all dividends accrued but unpaid thereon (whether or not declared) to the date payment thereof is made available to the holders of shares of Series A Preferred Stock, plus a cumulative liquidation premium at the rate of $38.00 per share per annum accruing from the Original Issue Date to the date payment is made available to holders of shares of Series A Preferred Stock, computed on the basis of a 360-day year of 30-day months; provided, however, that if the liquidation,
                                 -----------------
               dissolution or winding up of the corporation, whether voluntary or involuntary, occurs following the fifth anniversary of the Original Issue Date, the liquidation premium shall be $190.00 per share. The amount payable with respect to a share of Series A Preferred Stock pursuant to this paragraph (3) of this Article V.D. upon the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, is hereinafter referred to as the "Liquidation Payment." If upon the liquidation, dissolution or winding, up of the corporation, whether voluntary or involuntary, the assets or funds which remain after satisfaction in full of all valid claims of creditors and after payment of the liquidation preference of the Series C Convertible Preferred Stock and Series D Redeemable Preferred Stockand which are available for distribution to the holders of shares of Series A Preferred Stock shall be insufficient to permit payment to the holders of shares of Series A Preferred Stock of the full amounts of their Liquidation Payments, then the assets or funds of the corporation available for such distribution shall be distributed pro rata among the
                                                          --------
               holders of shares of Series A Preferred Stock then outstanding based on the number of shares of Series A Preferred Stock held by each. After the holders of the Series A Preferred Stock have been paid in full their Liquidation Payments, the remaining assets or funds of the corporation, if any, may be distributed to the holders of stock ranking on liquidation junior to the Series A Preferred Stock. Written notice of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, stating a payment date, the amount of the Liquidation Payment per share, and the place where Liquidation Payments shall be payable, shall be given by mail, postage prepaid not less than twenty (20) days prior to the payment date stated therein, to the holders of record of shares of Series A Preferred Stock, such notice to be addressed to each such holder at his or its address as shown by the records of the corporation. A consolidation or merger of the corporation into or with any other entity or entities or a sale, lease, exchange or transfer by the corporation of all or any part of its assets which shall not in fact result in the liquidation (in whole or in part) of the

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               corporation, and the distribution of its assets to its
               shareholders, shall be deemed not to be a liquidation, dissolution or winding up of the corporation within the meaning of the provisions of this paragraph (3) of this Article V.D.

          (4)  Conversion.  The holders of shares of Series A Preferred Stock
               ----------
               shall have the following conversion rights:

               (a)  Right to Convert.  Subject to the terms and conditions of
                    ----------------
                    this paragraph (4) of this Article V.D., each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of Issuance of such share, into fully paid and nonassessable shares of Class A Common Stock initially at a conversion price equal to $200.00 per share of Class A Common Stock, with each share of Series A Preferred Stock being valued at $100.00 for such purpose, which conversion price shall be adjusted as hereinafter provided in this Article V.D. (such conversion price, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to one (1) share of Class A Common Stock for each share of Series A Preferred Stock so converted, subject to adjustment as the Conversion Price is adjusted as hereinafter provided in this Article V.D.).

               (b)  Mechanics of Conversion.  The conversion rights of holders
                    -----------------------
                    of shares of Series A Preferred Stock shall be exercised by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock into Class A Common Stock to the corporation at its principal office (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holders of shares of Series A Preferred Stock). Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates representing the shares of Series A Preferred Stock to be converted, duly endorsed, at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holders of Series A Preferred stock) (or shall notify the corporation that such certificate has been lost, stolen or destroyed and shall execute an agreement satisfactory to the corporation to indemnify the corporation for any lose it may incur in connection with such lost, stolen or destroyed certificate), and shall give written notice to the corporation at such office specifying the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued if different from the name of such holder shown on the books and records of the corporation. No fractional shares of Class A Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the corporation may, in its sole discretion, elect to pay a cash amount equal to such fraction multiplied by the then effective Conversion Price. The corporation shall, as soon as practicable after delivery of such certificate or certificates, or such agreement and indemnification in the case of lost, stolen or destroyed certificate or certificates, issue and deliver to such holder of shares of Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid, and, if the corporation elects not to issue fractional shares, a check payable to the holder in the amount of any cash amounts payable in lieu of a fractional share of Class A Common Stock resulting from the conversion. Such conversion shall be deemed to have been made immediately prior to the close of business (the "Conversion Date") on the date of surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. The corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a dividend payment date if the dividend record date for such dividend is subsequent to the Conversion Date.

          (5)  Adjustment of Conversion Price.  If and whenever the corporation
               ------------------------------
               shall issue or sell, or is, in accordance with the applicable provisions of this paragraph (5) of this Article V.D., deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then, forthwith upon such issuance or sale, the Conversion Price of the shares of Series A Preferred Stock shall be reduced to a price equal to the price per share at which the corporation issued or sold or is deemed to have issued or sold, such shares of Common Stock. Notwithstanding anything contained herein to the contrary, no adjustment of the Conversion Price shall be made as a result of the issuance of: (i) any shares issued pursuant to any other stock option or other plan duly adopted by the Board of Directors of the corporation, provided that this exception shall not apply to issuances made pursuant to such plans which exceed ten (10%) percent of the Common Stock of the corporation then outstanding on a fully diluted basis, counting as outstanding all shares of Common Stock issuable upon exercise or conversion of all outstanding options, warrants, and convertible securities and (ii) any shares of Common Stock issued pursuant to the conversion of any shares of Class A Preferred Stock.

               (a)  Issuance of Rights or Options.  In case at any time the
                    -----------------------------
                    corporation shall grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or purchase, or grant any options for the purchase of, Common Stock or any security convertible into or exchangeable for Common Stock (such warrants, rights, options are hereinafter the "Options" and such convertible or exchangeable stock or securities are hereinafter "Convertible Securities") whether or not the Options or the right to convert or exchange the Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such options, then the total maximum number of shares of Common Stock issuable upon the

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                    exercise of such options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be doomed to be outstanding, except as otherwise provided in paragraph
                    (5) (c) of this Article V.D., no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (b)  Issuance of Convertible Securities.  In case the corporation
                    ----------------------------------
                    shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities (other than Convertible Securities issued upon the exercise of Options referred to in paragraph (5)(a) of this Article V. D.), whether or not the rights to exchange or convert the Convertible Securities are immediately exercisable, and the price per share for which common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common stock issuable upon the conversion or exchange of all such convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, and, except as otherwise provided in paragraph (5)(c) of this Article V.D., no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (c)  Change in Option Price or Conversion Rate.  Upon the
                    -----------------------------------------
                    occurrence of any of the following events, namely, if the purchase price provided for in any option referred to in paragraph (5)(a) of this Article V.D., the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (5)(a) or (5)(b) of this Article V.D., or the rate at which Convertible Securities referred to in paragraphs (5)(a) or (5)(b) of this Article V.D. are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such option or the termination of any such right to convert or exchange such Convertible Securities referred to in paragraphs (5)(a), (5)(b) or (5)(c) of this Article V.D., the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (d)  Stock Dividends.  In case the corporation shall declare a
                    ---------------
                    dividend or make any other distribution upon or with respect to any security of the corporation which dividend or distribution is payable in Common Stock (except for dividends or distributions upon the Common Stock), Options, or Convertible Securities, any Common Stock Options, or Convertible Securities issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for consideration equal to the fair value of such Common Stock, Options, or Convertible Securities as determined in good faith by the Board of Directors of the corporation and the Conversion Price of the outstanding Series A Preferred Stock shall be adjusted, if appropriate, pursuant to the applicable provisions of this paragraph (5) of this Article V.D.

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

               (e)  Consideration for Stock.  In case any shares of Common
                    -----------------------
                    Stock, Options, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the corporation, without deduction of any expenses incurred or any underwriting commission or concessions paid or allowed by the corporation in connection therewith. in case any options shall be issued in connection with the issue and sale of other securities of the corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the corporation.

               (f)  Record Date.  In case the corporation shall take a record of
                    -----------
                    the holder or holders of a class of securities for the purpose of determining the holders thereof who are entitled
                    (i) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities, (ii) to subscribe for or otherwise acquire any shares of stock of any class or any other securities or property, or (iii) to receive any other distribution, payment, or right, the corporation shall mail to each holder of shares of Series A Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, payment or right, and description of the amount and character of such dividend, distribution, payment, or right.

               (g)  Treasury Shares.  The disposition of any shares of Common
                    ---------------
                    Stock owned or held by or for the account of the corporation shall be considered an issue or sale of Common Stock for the purpose of this paragraph (5) of this Article V.D.

               (h)  Subdivision or Combination of Common Stock.  In case the
                    ------------------------------------------
                    corporation shall at any time subdivide (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionally reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares (by a reverse stock split, recapitalization, or otherwise), the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               (i)  Reorganization or Reclassification.  If any capital
                    ----------------------------------
                    reorganization or reclassification of the capital stock of the corporation (other than any reorganization or reclassification effected in a transaction that is deemed a liquidation, dissolution, or winding up of the corporation pursuant to paragraph (3) of this Article V.D.) shall be effected, and, as a result thereof, holders of shares of Class A Common Stock shall be entitled to receive securities or assets with respect to or in exchange for shares of Class A Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of shares of Series A Preferred Stock shall have the right to receive, upon conversion of the shares of Series A Preferred Stock held by such holder, in lieu of the shares of Class A Common Stock immediately theretofore issuable upon the conversion of shares of Series A Preferred Stock, the number and kind of securities or the amount and kind of assets to which a holder of a number of shares of Class A Common Stock into which such shares of Series A Preferred Stock could have bean converted immediately prior to such reorganization or reclassification, and in any such case, appropriate provisions shall be made with respect to the rights and interests of holders of Series A Preferred Stock such that the provisions of this Article V.D. (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as possible, with respect to any securities or assets thereafter deliverable upon the exercise of the conversion rights of the shares of Series A Preferred Stock.

               (j)  Notice of Adjustment.  Upon any adjustment of the Conversion
                    --------------------
                    Price the corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the corporation, which notice shall state the conversion price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

              (k)   Exception.  Notwithstanding any provision of this Section
                    ---------
                    D(5) to the contrary, no provision of this Section D(5) shall apply, or cause any adjustment in the Conversion Price as a result of (i) the issuance or exercise of that Warrant to be issued by the Corporation pursuant to a Warrant Agreement with Creditanstalt-Bankverein (the "Warrant Agreement"), (ii) the issuance, conversion, exercise or rights granted to the shares of Class A Common Stock or Series B Convertible Preferred Stock to be issued upon exercise of the Warrants or upon the conversion of the Series B Convertible Preferred Stock, respectively, or (iii) the granting, exercise or operation of any rights granted in the Warrant Agreement.

          (6)  Other Notices.  In case at any time:
               -------------

               (a) the corporation shall declare any dividend upon its Common Stock or any class thereof payable in cash or stock or make any other distribution to the holders of its Common Stock or any class thereof;

               (b) the corporation shall offer for subscription pro rata to the holders of its Common Stock or any class thereof any additional shares of stock of any class or the rights;

               (c) there shall be any capital reorganization or reclassification of the capital stock of the corporation, or a consolidation or merger of the corporation with or into, or a sale of all or substantially all its assets to, another entity or entities;

               (d) there shall be voluntary or involuntary dissolution, liquidation, or winding up of the corporation; or

               (e) the corporation shall be in default under any of its material contracts, agreements, commitments or instruments;

                    then, in any one or more of said cases, the corporation shall give, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the corporation, (i) at least twenty (20) days prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be.

          (7)  Stock to Be Reserved.  The corporation shall at all times reserve
               --------------------
               and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock as herein provided, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all the then outstanding Series A Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

          (8)  No Reissuance of Converted, Redeemed or Repurchased Series A
               ------------------------------------------------------------
               Preferred Stock.  Any shares of Series A Preferred Stock which
               ---------------
               are converted into shares of Class A Common stock as provided in this Article V.D., and any shares of Series A Preferred Stock redeemed pursuant to paragraph (11) of this Article V.D. or otherwise acquired by the corporation in any manner whatsoever, shall be cancelled and shall not under any circumstances be reissued, and the corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock.

          (9) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of shares of Series A Preferred Stock which is being converted.

          (10) Closing of Books.  The corporation will at no time close its
               ----------------
               transfer books against the transfer of any shares of Series A Preferred Stock or of any shares of Class A Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such shares of Series A Preferred Stock, except as say otherwise be required to comply with applicable securities laws or by agreement among the holders of the shares of Series A Preferred Stock.

          (11) Right of Corporation to Call Shares.  The corporation shall have
               -----------------------------------
               the right to call for redemption all or any part of the outstanding shares of Series A Preferred Stock, at any time or from time to time following the third anniversary of the Original Issue Date, at a price per share equal to the Liquidation Payment that would be payable thereon if the corporation were liquidated, disposed, or wound up on the date fixed for redemption. The amount payable with respect to each share of Series A Preferred Stock is hereinafter referred to as the "Call Price." Written notice of the corporation's election to purchase all or part of the then outstanding shares of Series A Preferred Stock stating a payment date, the amount of the Call Price, and the place where the Call Price shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) but not more than sixty (60) days prior to the payment date stated therein, to the holders of record of all shares of Series A Preferred Stock called for redemption, such notice to be addressed to each such holder at its address as shown by the records of the corporation. Each holder of shares of Series A Preferred Stock shall be entitled to convert the shares of Series A Preferred Stock held by such holder pursuant to paragraph (4) of this Article V.D. at any time prior to the payment date set forth in the written notice.

E.   Series B Convertible Preferred Stock.  The authorized number of shares
     ------------------------------------
     of Preferred Stock of the Corporation shall include a Series B Convertible Preferred Stock (the "Series B Preferred Stock") which shall consist of THIRTY THOUSAND (30,000) shares, par value $.01 per share. The rights, preferences, privileges and restrictions granted to and imposed upon the Series B Preferred Stock are:

     (1)  Rank.  All shares of Series B Preferred Stock shall rank equally
          ----
          and be identical in all respects. The Corporation shall not be restricted from issuing additional securities of any kind, including shares of preferred stock of any class, series or designation (including, without limitation, preferred stock ranking in parity as to rights and preferences with the Series B Preferred Stock now or hereafter authorized), provided that issuances of the Series B Preferred Stock shall be limited to issuance to Creditanstalt American Corporation or any Affiliate of Creditanstalt American Corporation (as such term is defined in Article V, Section E(5)(a)).

     (2)  Dividends.  Dividends and other distributions, payable in cash or
          ---------
          other property shall be paid on the Series B Preferred Stock equally, ratably and on a parity with such dividends and other distributions paid on the Common Stock, as and when such dividends and other distributions are declared by the Board of Directors of the Corporation, as though the Common Stock and Series B Preferred Stock were on and the same class: provided that in determining the number of shares of Series B Preferred Stock outstanding and entitled to receipt of any such dividend or other distribution, each share of Series B Preferred Stock outstanding shall be deemed to be equal to the number of shares of Common Stock into which one share of Series B Preferred Stock could have been converted on the date on which the holders of Common Stock and Series B Preferred Stock were determined to receive payment of such dividend or other distribution, after giving effect to any adjustments.

     (3)  Voting Rights.  Except as otherwise specifically provided by the
          -------------
          Georgia Business Corporation Code or other laws of the State of Georgia, the holders of Series B Preferred Stock shall not be entitled to vote or give a consent to or on any matters required or permitted to be submitted to the shareholders of the Corporation for their approval.

     (4)  Liquidation.  The Series B Preferred Stock shall be preferred
          -----------
          upon liquidation over the Common Stock and any other class or classes of stock of the Corporation ranking junior in rights and preferences to the Series B Preferred Stock upon liquidation, so that holders of shares of Series B Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking prior to the Series B Preferred Stock as to rights and preferences, but before any distribution is made to the holders of the Common Stock and such junior stock upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each share of Series B Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $.01 per share. After such payment of $.01 per share shall have been made in full to the holders of the Series B Preferred Stock, the holders of the outstanding Series B Preferred Stock shall be entitled to share ratably with the holders of the other classes of stock then outstanding in the distribution of the remaining assets of the Corporation. If, upon any such liquidation, dissolution or winding up of the Corporation, its net assets are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series B Preferred Stock are entitled as above provided, the entire net assets of the Corporation remaining (after full payment is made on any classes or series of stock ranking prior to the Series B Preferred Stock) shall be distributed among the holders of shares of Series B Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of preferred shares ranking in parity with the Series B Preferred Stock are entitled. For the purpose of this Section 4, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation voluntary or involuntary. Notwithstanding the foregoing, in the event that any holder of Series B Preferred Stock converts its Series B Preferred Stock to Common Stock pursuant to Section 5 hereof, the right to preferential liquidation rights with respect to such converted stock pursuant to this Section 4 shall be immediately terminated.

(5)     Conversion Provisions.
        ---------------------

        (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible at any time at the option of the holder thereof, upon surrender to the transfer agent for the Series B Preferred Stock of the Corporation of the certificate or certificates evidencing the shares so to be converted, into one fully paid and non-assessable share of Common Stock of the Corporation. Notwithstanding the foregoing provisions of this
             Section 5, a holder of Series B Preferred Stock shall not have the right to convert the Series B Preferred Stock held by it if the Common Stock to be received upon conversion would, when aggregated with shares of Common Stock previously issued as Warrant Shares (as that term is defined in the Warrant Agreement) or issued in conversion of Series B Preferred Stock previously issued as Warrant Shares or otherwise held by or attributable to such holder (other than shares no longer held by such holder and which constitute Non Attributable Stock), exceed 4.99% of the then outstanding Common Stock, unless the holder is a party other than a bank or an Affiliate of a bank which is subject to the provisions of the Bank Holding Company Act of 1956 and the Common Stock to be issued upon such conversion will constitute, Non-Attributable Stock, as hereinafter defined. For purposes of this provision, "Non-Attributable Stock" shall mean shares of Common Stock or Series B Preferred Stock which have been previously sold, or were issued pursuant to the exercise of Warrants which were previously sold, either 1. in a widely dispersed public offering; 2. in a private placement in which no purchaser, individually or in concert with others, acquired Common Stock, Series B Preferred Stock, Warrants or any combination thereof, representing (upon conversion, in the case of the Preferred Stock, and upon exercise for Common Stock, in the case of the Warrants) more than 2% of the outstanding Common Stock; 3. in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act of 1933, as amended; or 4. in the secondary market in a market transaction executed through a registered broker-dealer in blocks of no more than 2.0 % of the shares outstanding of the Corporation in any six month period. For purposes of this provision, "Affiliate" of any individual, corporation, trust, partnership or other entity shall mean any other individual, corporation, trust, partnership or other entity directly or indirectly controlling, controlled by or under direct or indirect common control with such individual, corporation, trust, partnership or other entity. For purposes of this definition, as to Creditanstalt American Corporation, Affiliate shall include any partnership a majority of the partners of which are officers, directors, employees or Affiliates of Creditanstalt American Corporation, and as to
                    the Corporation, Affiliate shall not include Creditanstalt American Corporation.

               (b) The number of shares of Common Stock into which an issued and outstanding share of Series B Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

                    (i) In the event that the Corporation shall at any time (A) declare a dividend on the Common Stock in shares of its Common Stock, (B), split or subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, each share of Series B Preferred Stock outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter be convertible into the aggregate number of shares of Common Stock which, if such share of Series B Preferred Stock had been converted immediately prior to such time, the holder of such share would have owned or have been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

                    (ii) In the event that the corporation shall at any time (A)
                         issue any shares of Common Stock without consideration or at a price per share less than the current market price per share of Common Stock (as defined in subsection (5)(b)(iii) hereof), other than shares issued upon exercise of the Warrants or (B) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock other than the Series B Preferred Stock) at any exercise price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the then current market price per share of Common Stock (as defined in subsection
                         (5)(b)(iii) hereof), each share of Series B Preferred Stock outstanding on the date of such issuance shall thereafter be convertible into a number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock into which such share of Series B Preferred

             Stock was convertible immediately prior to such date of issuance and (y) a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued or to be offered for subscription or purchase upon exercise of such options, rights or warrants (or into which the convertible securities so to be offered are initially convertible) and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued or to be offered for subscription or purchase upon exercise of such options, rights, or warrants (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market rice. In case such subscription price may be paid in a consideration part or all of which shall be in form other than cash, the value of such consideration shall be as determined by agreement between the holders of a majority of the outstanding shares of Series B Preferred Stock and the Corporation or, in the absence of such an agreement by an independent investment banking firm or ran independent appraiser reasonably acceptable to the holders of a majority of the outstanding shares of Series B Preferred Stock (in either case the cost of which engagement will be borne by the Corporation). Shares of Common Stock owned by or held for the account of the Corporation or any majority-owned subsidiary of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefore is fixed); and, in the event that (A) such shares or options, rights or warrants are not so issued, or (B) any such option, rights or warrants expires according to its terms without having been exercised, each share of Series B Preferred Stock outstanding shall, as of the date of cancellation of such issuance in the case of clause (A) above and the date of such expiration in the case of clause (B) above, be convertible into the number of shares of Common Stock as would have been the case had the date of such issuance of such unissued options, rights or warrants not been fixed or such expired options, rights or warrants not been issued as the case may be.

                 (iii)   For the purpose of any computation under this Section
                         (5)(b), the "current market price per share" of Common Stock on any date shall be deemed to be:

                         (A) if the Common Stock is then reported on the Composite Transactions Tape, the average of the daily closing prices for the 30 consecutive trading days immediately prior to such date as reported on the Composite Transactions Tape; or

                         (B) if the Common Stock is then listed or admitted to trading on a national securities exchange, the average of the daily last sales prices regular way of the Common Stock, for the 30 consecutive trading days immediately prior to such date, on the principal national securities exchange on which the Common Stock is traded or, in case no such sale takes place on any such date, the average of the closing bid and asked prices regular way, in either case on such national securities exchange; or

                         (C) if the Common Stock is then traded in the over-the-counter market, the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market, for the 30 consecutive trading days immediately prior to such date, as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or, if not so reported the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Corporation for that purpose; or

                         (D) if no such prices are then furnished, the higher of (x) the exercise price and (y) the fair market value of a share of Common Stock as determined by agreement between the holders of a majority of the outstanding shares of Series B Preferred Stock and the Corporation or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser (in either case the cost of which engagement will be borne by the Corporation) reasonably acceptable to the holders of a majority of outstanding shares of Series B Preferred Stock.

                  (iv) No adjustment in the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock shall be required unless such adjustment would require an increase or decrease in the aggregate number of shares of Common Stock so issuable of at least 1%, provided that any adjustments which by reason of this subsection (5)(b)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section (5)(b)(iv) shall be made to the nearest cent, or to the nearest hundredth of a share, as the case may be.

                  (v) In the event of any capital reorganization of the Corporation, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation or of the sale of the properties and assets of the Corporation as, or substantially as, an entirety to any, other corporation, each share of Series B Preferred Stock shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be convertible upon the terms and conditions specified in this Section (5), for the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which a share of Series B Preferred Stock is then convertible (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section (5) with respect to the rights of conversion thereafter of the Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the conversion of the Series B Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets of the appropriate corporation or entity shall assume by written instrument, the obligation to deliver to the holder of each share of Series B Preferred Stock the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled upon conversion of such Series B Preferred Stock and all other obligations of the Corporation under this Section (5), and effective provisions are made in the Articles or Certificate of Incorporation of such successor or transferee corporation providing for conversion privileges relating to the Series B Preferred Stock equivalent to those set forth in this Section (5).

                 (vi) If any question at any time arises with respect to the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible following any adjustment pursuant to this Section (5), such question shall be determined by agreement between the holders of a majority of the outstanding shares of Series B Preferred Stock and the Corporation or, in the absence of such an agreement by an independent investment banking firm or an independent appraiser (in either case the cost of which engagement will be borne by the Corporation) reasonably acceptable to the Corporation and the holders of a majority of outstanding shares of Series B Preferred Stock and such determination shall be binding upon the Corporation and the holders of the Series B Preferred Stock.

                (vii) Anything in this Section (5) to the contrary notwithstanding, the Corporation shall be entitled to take such increases in the number of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock, in addition to those adjustments required by this Section (5), as it in its sole direction shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash or any shares of Common Stock at less than the current market price, or any issuance wholly for cash or shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, or any issuance of rights, options or warrants referred to hereinabove in this Section (5), hereinafter made by the Corporation to the holders of its common Stock shall not be taxable to them.

                (viii) Upon any adjustment of the number of the shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock pursuant to this Section (5), the Corporation shall promptly put in any event within 20 days thereafter, cause to be given to each of the registered holders of the Series B Preferred Stock, at its address appearing on the Register for the Series B Preferred Stock by registered mail, postage prepaid, return receipt requested a certificate signed by its chairman, president or chief financial officer setting forth the number of shares of Common Stock issuable upon conversion of shares of Class B common Stock as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this resolution.

                 (ix) The Corporation will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the conversion of the Series B Preferred Stock, the number of shares of Common Stock deliverable upon conversion of the Series B Preferred Stock.

                 (x) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of the Series B Preferred Stock but shall pay for any such fraction of a share an amount in cash equal to the current market price per share of Common Stock of such share (determined in accordance with the provisions of subsection (5)(b)(iii) hereof) multiplied by such fraction.

                 (xi) The Corporation will pay all taxes attributable to the issuance of shares of Common Stock upon conversion of shares of Series B Preferred Stock, provided that the Corporation shall not be required to pay any income tax incurred by the holder upon conversion of the Series B Preferred Stock or any tax which may be payable in respect of any transfer involved in the issue of any shares of Common Stock in a name other than that of the registered holder of the Series B Preferred Stock surrendered for conversion, and the Corporation shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

       (6)     Notices to Holders of Series B Preferred Stock.
               ----------------------------------------------

               In the event

               (a) of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

               (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, or

               (c) that the Corporation proposes to take any other action which would require an adjustment in the number of shares of Common Stock or other securities or assets issuable upon conversion of shares of Series B Preferred Stock pursuant to Section (5):

                    then the Corporation shall cause to be given to each of the registered holders of the Series B Preferred Stock at its address appearing on the Register for the Series B Preferred Stock, at least 20 calendar days prior to the applicable record date hereinafter specified, by registered mail, postage prepaid, return receipt requested, a written notice stating (i) the date as of which the holders of record of Common Stock entitled to participate in the event contemplated by clause (c) above are to be determined, or
                    (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section (6) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     F. SERIES C CONVERTIBLE PREFERRED STOCK. The authorized shares of Preferred Stock of the Corporation shall include a series designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The rights, preferences, privileges and restrictions granted to and imposed upon the Series C Preferred Stock are:

     Section 1.  Designation and Rank.
     ---------   --------------------

     The number of shares which shall constitute the Series C Convertible Preferred Stock (the "Series C Preferred Stock") shall be 3,500 shares, $.0l par value per share. All shares of Series C Preferred Stock shall rank equally and be identical in all respects. Except for shares of Series D Redeemable Preferred Stock, the Corporation shall be restricted from issuing additional securities of any kind, including shares of preferred stock of any class, series or designation, which rank on a parity with or senior to the Series C Preferred Stock. Issuances of the Series C Preferred Stock shall be limited to issuances pursuant to the terms of that certain Securities Purchase Agreement (the "Agreement") dated as of November 17, 1995, between the Corporation and the prospective purchaser (the "Purchaser").

     Section 2.  Dividends.
     ---------   ---------

     (a) The holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors of the Corporation out of funds legally available therefor, cumulative cash dividends at an annual rate of 10% of the liquidation preference per share (an amount equivalent to $100 per share) of the Series C Preferred Stock. Such dividends shall be cumulative from the date of issuance of the Series C Preferred Stock, whether or not in any Dividend Period or Periods (as hereinafter defined) there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable monthly, when, as and if declared by the board of directors of the Corporation on the last day of each month and on the conversion date until such Series C Preferred Stock has been converted pursuant to the Conversion Right (each a "dividend payment date"). If such dividend payment date shall be on a day other than a Business Day, then the dividend payment date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the 10th day of the preceding month (each a "dividend record date"). Dividends on the Series C Preferred Stock shall accrue (whether or not declared) on a daily basis from the date of issuance of the Series C Preferred Stock and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the dividend payment date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days prior to the payment date thereof, as may be fixed by the board of directors of the Corporation. "Dividend Period" means a monthly dividend period commencing on the date of issuance of the Series C Preferred Stock and thereafter on the last day of each month and ending on and including the day preceding the first day of the next succeeding Dividend Period.

     (b) The amount of dividends payable for each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the annual dividend rate by twelve (rounded down to the nearest cent). The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. The initial dividend payment will be calculated based on the number of days elapsed from the date of issuance of the Series C Preferred Stock until the first dividend payment date. The final dividend payment will be calculated based on the number of days elapsed from the most recent dividend payment date until the conversion date.

     (c) So long as any shares of the Series C Preferred Stock are outstanding, except for shares of Series D Redeemable Preferred Stock, no other stock of the Corporation ranking on a parity with or junior to the Series C Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (except by conversion into or exchange for stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up) and no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to purchase shares of Class A Common Stock or other stock ranking junior to the Series C Preferred Stock) shall be declared or paid or set apart for payment, unless in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Series C Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock.

     Section 3.  Voting Rights.
     ---------   -------------

     (a) Except as provided in subsection 3(b) below, prior to conversion as provided herein, the holders of Series C Preferred Stock shall not be entitled to vote or give a consent to or on any matters required or permitted to be submitted to the shareholders of the Corporation for their approval except as otherwise specifically provided by applicable law.

     (b) So long as any shares of the Series C Preferred Stock remain outstanding, the consent of the holders of at last sixty-seven percent (67%) of the shares of the Series C Preferred Stock outstanding at the time given in person or by proxy either in writing (as permitted by law and the Articles of Incorporation and Bylaws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

          (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock, or any security convertible into stock of such class or series, ranking prior to or on a parity with the Series C Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

          (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Articles of Incorporation which would adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or of the holders thereof; provided. however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

          (iii) the authorization of any reclassification of the Series C Preferred Stock.

     Section 4. Liquidation.
     ---------  -----------

     The Series C Preferred Stock shall upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation, rank pari passu, with
                                                                ----------
the Series D Redeemable Preferred Stock and senior and prior to the Class A Common Stock and any other outstanding class or classes of stock of the Corporation (including the Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock), so that holders of shares of Series C Preferred Stock shall be entitled to be paid before any distribution is made to the holders of the Class A Common Stock and such junior stock upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each share of Series C Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $1,000.00 per share. If, upon any such liquidation, dissolution or winding up of the Corporation, its net assets are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series C Preferred Stock and Series D Redeemable Preferred Stock are entitled as above provided, the entire net assets of the Corporation remaining (after full payment is made on any classes or series of stock ranking prior to the Series C Preferred Stock) shall be distributed among the holders of shares of Series C Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of Series D Redeemable Preferred Stock and any other preferred shares ranking in parity with the Series C Preferred Stock are entitled. After such payment shall have been made in full to the holders of the Series C Preferred Stock and Series D Redeemable Preferred Stock, the holders of the outstanding Series C Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation and the remaining assets of the Corporation shall be divided and distributed among the holders of the other classes of stock then outstanding according to their respective rights and shares. For the purpose of this
Section 4, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary. Notwithstanding the foregoing, in the event that any holder of Series C Preferred Stock converts its Series C Preferred Stock to Class A Common Stock or Series B Preferred Stock pursuant to Section 5 or 6 hereof, the right to preferential liquidation rights with respect to such converted stock pursuant to this Section 4 shall be immediately terminated.

     Section 5.  Discretionary Conversion.
     ----------  ------------------------

     Subject to the provisions for adjustment set forth in Section 7 hereof, each share of Series C Preferred Stock shall be convertible at any time at the option of the holder thereof, upon surrender to the transfer agent for the Series C Preferred Stock of the Corporation (which transfer agent shall initially be the Corporation) of the certificate or certificates evidencing the shares so to be converted, into 3.22571 fully paid and non-assessable shares of Class A Common Stock or, if such holder is a Regulated Holder, Series B Preferred Stock of the Corporation; provided, however, that the right to convert shares called for redemption pursuant to Section 9 hereof shall terminate at the close of business on (i) the date fixed for redemption or (ii) if the Corporation shall so elect and state in the Redemption Notice, the date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Corporation irrevocably deposits with a designated bank or trust company as paying agent, money sufficient to pay, on the redemption date, the redemption price, unless the Corporation shall default in making payment of the amount payable upon such redemption. Except as provided below, a Regulated Holder of the Series C Preferred Stock shall be entitled to designate whether Class A Common Stock or Series B Preferred Stock shall be issued upon conversion of the Series C Preferred Stock. As used herein, the term "Regulated Holder" shall mean the holder of any Series C Preferred Stock that is (or that is a subsidiary of a bank holding company) subject to the various provisions of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), or any similar, related or successor laws and regulations regulating banks or bank holding companies, and that holds any share of Series C Preferred Stock, so long as such Regulated Holder holds such shares.

     Notwithstanding the foregoing provisions of this Section 5, a Regulated Holder of Series C Preferred Stock shall not have the right to convert the Series C Preferred Stock held by it into shares of Class A Common Stock if the Class A Common Stock to be received upon conversion would, when aggregated with the shares of Class A Common Stock or other classes of voting stock of the Corporation previously issued, or issued in conversion of Series C Preferred Stock, or otherwise held by or attributable to such Regulated Holder under the Bank Holding Company Act, (other than, in each case, shares no longer held by such Regulated Holder constituting Non-Attributable Stock), exceed

4.99% of the then outstanding voting stock of the Corporation, unless the holder is a party other than a bank or an Affiliate of a bank which is subject to the provisions of the Bank Holding Company Act, and the Class A Common Stock to be issued upon such conversion will constitute Non-Attributable Stock, as hereinafter defined. For purposes of this provision, "Non-Attributable Stock" shall mean shares of capital stock of the Corporation which have been previously sold, or were issued pursuant to the exercise of warrants or upon conversion of shares of Series C Preferred Stock which were previously sold, either (i) in a widely dispersed public offering; (ii) in a private placement in which no purchaser, individually or in concert with others, acquired Class A Common Stock, Series C Preferred Stock or any combination thereof, representing (upon conversion, in the case of the Series C Preferred Stock) more than 2% of the outstanding Class A Common Stock; (iii) in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act of 1933, as amended; or (iv) in the secondary market in a market transaction executed through a registered broker-dealer in blocks of no more than 2.0 % of the shares outstanding of the Corporation in any six month period. For purposes of this provision, "Affiliate" of any individual, corporation, trust, partnership or other entity shall mean any other individual, corporation, trust, partnership or other entity directly or indirectly controlling, controlled by or under direct or indirect common control with such individual, corporation, trust, partnership or other entity. For purposes of this definition, as to Creditanstalt American Corporation ("Creditanstalt"), Affiliate shall include any partnership a majority of the partners of which are officers, directors or employees of Creditanstalt or of any its Affiliates, and as to the Corporation, Affiliate shall not include Creditanstalt.

     Section 6.  Automatic Conversion.
     ---------   --------------------

     Subject to the provisions for adjustment set forth in Section 7 hereof, each share of the Series C Preferred Stock shall be automatically converted to
3.22571 fully paid and nonassessable shares of Class A Common Stock or, in the case of a Regulated Holder, Series B Preferred Stock, as designated by such Regulated Holder of the Series C Preferred Stock, (i) in the event that the Corporation sells shares of its Class A Common Stock in a public offering with an aggregate proceeds to the Corporation of not less than $10,000,000 or (ii) upon the consent of the holders of 75% of the outstanding Series C Preferred Stock.

     Section 7.  Adjustment Provisions.
     ---------   ---------------------

     The number of shares of Class A Common Stock or, in the case of a Regulated Holder, Class B Preferred Stock into which an issued and outstanding share of Series C Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

     (a) If the Corporation shall (x) declare a dividend on the Class A Common Stock or Series B Preferred Stock in shares of its capital stock (whether shares of Class A Common Stock, Series B Preferred Stock, Series C Preferred Stock or of capital stock of any other class), (y) split or subdivide the outstanding Class A Common Stock or Series

B Preferred Stock or (z) combine the outstanding Class A Common Stock or Series B Preferred Stock into a smaller number of shares, each share of Series C Preferred Stock outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter entitle the holder, of such share of Series C Preferred Stock to receive the aggregate number and kind of shares which, if such share of Series C Preferred Stock had been converted immediately prior to such time, such holder would have owned or have become entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur and, if a dividend which is declared is not paid, each share of Series C Preferred Stock outstanding, shall again entitle the holder thereof to receive the number of shares of Class A Common Stock or, in the case of a Regulated Holder, Series B Preferred Stock as would have been the case had such dividend not been declared. If at any time, as a result of an adjustment made pursuant to this subsection 7(a), the holder of any share of Series C Preferred Stock thereafter converted shall become entitled to receive any shares of capital stock of the Corporation other than shares of Class A Common Stock or Series B Preferred Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series C Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Stock or Series B Preferred Stock contained in this subsection 7.

     (b) If the Corporation shall issue any shares of Class A Common Stock without consideration or at a price per share less than the Current Market Price Per Share (as herein defined) of such stock as at the date of such issuance, including any shares of Class A Common Stock deemed to have been issued pursuant to this subsection 7(b) but excluding any Exempted Securities, each share of Series C Preferred Stock outstanding on the date of such issuance shall thereafter entitle the holder of such share of Series C Preferred Stock to receive upon conversion thereof a number of shares of Class A Common Stock or, in the case of a Regulated Holder, Series B Preferred Stock equal to the product of (y) the number of shares of Class A Common Stock or Series B Preferred Stock to which the holder of such share of Series C Preferred Stock or Series B Preferred Stock was entitled immediately prior to such issuance and (z) the quotient that is obtained by dividing:

          (A) the total number of shares of Class A Common Stock outstanding immediately after such issuance (including any shares of such stock deemed to have been issued pursuant to this subsection 7(b)

                    by

          (B)  the sum of

               (i) the number of shares of Class A Common Stock outstanding immediately prior to such issuance plus

               (ii) the number of shares of Class A Common Stock which the aggregate consideration received (or deemed to be received) by the Corporation upon such issuance would purchase at such Current Market Price Per Share.

For purposes of any adjustment of the number of shares of Class A Common Stock or Series B Preferred Stock obtainable upon the conversion of any shoes of Series C Preferred Stock pursuant to this subsection 7(b), the following provisions shall be applicable:

          (1) In the case of the issuance of Class A Common Stock for cash, the consideration therefor shall be deemed to be the amount of cash paid therefor, without deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation in connection with the issuance or sale thereof.

          (2) In the case of the issuance of Class A Common Stock for a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by agreement between the holders of sixty-seven percent (67%) of the shares of Series C Preferred Stock outstanding and the Corporation or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Corporation and reasonably acceptable to the holders of sixty-seven percent (67%) of the shares of Series C Preferred Stock outstanding (in either case the cost of which engagement will be borne by the Corporation). In the case of any issuance of Class A Common Stock upon the exercise of any warrants, options or other rights or the conversion or exchange of any convertible or exchangeable securities, the aggregate consideration received by the Corporation upon such issuance shall be deemed to include the consideration, if any, received by the Corporation upon the issuance of such warrants, options or rights or such convertible or exchangeable securities (excluding any cash received on account of accrued interest or accrued dividends) and, in the case of any conversion or exchange of securities, shall not include any amount attributable to the converted or exchanged securities.

          (3) If (A) the Corporation shall issue warrants or options to purchase or rights to subscribe for Class A Common Stock other than Exempted Securities, and (B) the consideration, if any, received by the Corporation upon the issuance of such warrants, options or rights plus the minimum aggregate consideration required to be paid upon exercise of such warrant, options or rights (the amount of such consideration to be determined in each case as set forth above) shall be less than the product of the Current Market Price Per Share on the date of such issuance multiplied by the maximum number of shares of Class A Common Stock deliverable upon such exercise, then such aggregate maximum number of shares shall be deemed to have been issued at the time such warrants, options or rights were issued and for a consideration equal to such minimum aggregate consideration.

          (4) If (A) the Corporation shall issue (y) securities (other than Exempted Securities) which are by their terms convertible into or exchangeable for Class A Common Stock or (z) warrants or options to purchase or rights to subscribe for an such convertible or exchangeable securities (other than Exempted Securities), and (B) the consideration received by the Corporation for any such securities or any such options or rights (excluding any cash received on account of accrued interest or accrued dividends) plus the minimum aggregate consideration (not including any amount attributed to the converted or exchanged securities), if any), to be received by the Corporation upon the conversion or exchange of such securities or upon the exercise of such options and the conversion or exchange of the securities received upon such exercise, as the case may be (the amount of such consideration to be determined in each case as set forth above) shall be less than the product of the Current Market Price Per Share on the date of such issuance multiplied by the maximum number of shares deliverable upon conversion of or in exchange for such convertible or exchangeable securities or upon the exercise of any such options and subsequent conversion or exchanges thereof, then such aggregate maximum number of shares shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to such minimum aggregate consideration.

          (5) Upon any reduction in the exercise price payable upon exercise of any of such warrants options or rights as are referred to in this subsection 7(b) or any reduction in the amount of consideration required to be paid or the conversion or exchange price or ratio payable upon conversion or exchange of any of such convertible or exchangeable securities, in each case other than a change resulting from any antidilution provisions thereof which are no more favorable in such instance to the holder thereof than the provisions of this Section 7 are to the holders of the Series C Preferred Stock, (A) if an adjustment shall previously have been made pursuant to this subsection 7(b) in respect of such warrants, options or rights or such securities, the number of shares of Class A Common Stock or Series B Preferred Stock obtainable upon the conversion of the shares of Series C Preferred Stock shall forthwith be readjusted to such number of shares as would have obtained had the adjustment made upon the issuance of such warrants, options, rights or securities as have not been exercised, converted or exchanged prior to such change (or any prior adjustment made pursuant to this subdivision (5) been made upon the basis of such change, and (B) if an adjustment has not previously been made pursuant to this subsection 7(b) in respect of such options or rights or such securities, then such warrants, options or rights or such securities shall be deemed to have been granted or issued (as the case may be) for purposes of subsection 7(b) as of the date of such reduction, and any adjustments required to be made pursuant to subsection 7(b) as a result of such deemed grant or issuance shall forthwith be made effective as of such date.

          (6) All grants or issuances of options or other rights to acquire shares of Class A Common Stock (or securities convertible into or exchangeable for shares of such stock) issued to any officer, director or employee of the Corporation or of any Subsidiary of the Corporation or to members of the immediate family of any of them ("Management Options"), and all issuances of shares of Class A Common Stock (or securities convertible into or exchangeable for shares of Class A Common Stock) under or pursuant to such Management Options shall, for purposes of this subsection 7(b), be deemed to be granted and issued for no consideration except to the extent cash or notes are paid therefor; provided that the foregoing provisions of this clause (6) shall not apply to options or other rights to acquire securities that constitute Exempted Securities (hereinafter defined).

           (7) Shares of Class A Common Stock owned by or held for the account of the Corporation or any majority-owned subsidiary of the Corporation shall not be deemed outstanding for the purpose of any computation made pursuant to this subsection 7(b). Any adjustment required to be made pursuant to this subsection 7(b) shall be made successively whenever the date of issuance or deemed issuance of any such Class A Common Stock or any such options, rights or convertible or exchangeable securities is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed) and, in the event that (A) such shares or options, rights, warrants or convertible or exchangeable securities are not so issued, or (B) any such option, right, warrant or convertible or exchangeable security (or the conversion or exchange right thereunder) expires according to its terms without having been exercised, converted or exchanged, each share of Series C Preferred Stock outstanding shall, as of the date of cancellation of such issuance in the case of clause (A) above and the date of such expiration in the case of clause (B) above, entitle the holder thereof to receive the number of shares of Class A Common Stock or Series B Preferred Stock as would have been the case had the date of such issuance of such unissued options, rights, warrants or convertible or exchangeable securities not been fixed or such expired options, rights, warrants or convertible or exchangeable securities not been issued, as the case may be.

      (c) In the event of any capital reorganization of the Corporation, or of any reclassification of the Class A Common Stock (other than a subdivision or combination of outstanding shares of Class A Common Stock or Series B Preferred Stock), or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation or of the sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, each share of Series C Preferred Stock shall after such capital reorganization, reclassification of Class A Common Stock, consolidation, merger or sale be convertible upon the terms and conditions specified herein, for the number of shares of stock or other securities or assets to which a holder of the number of shares of Class A Common Stock or Series B

 Preferred Stock into which such share of Series C Preferred Stock shall be convertible (at the time of such capital reorganization, reclassification of Class A Common Stock, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification of Class A Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this subsection 7 with respect to the rights thereafter of the holders of the shares of Series C Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable upon the conversion of the shares of Series C Preferred Stock.

      (d) If any event occurs, as to which, in the good faith opinion of the Board of Directors of the Corporation, the other provisions of this Section 7 are not strictly applicable or (if strictly applicable) would not fairly protect the conversion rights of the shares of Series C Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the number of shares of Class A Common Stock or Series B Preferred Stock obtainable upon the conversion of each share of Series C Preferred Stock from that which would otherwise be determined pursuant to this Section 7.

      (e) No adjustment in the number of shares of Class A Common Stock or Series B Preferred Stock into which a share of Series C Preferred Stock shall be convertible shall be required unless such adjustment would require an increase or decrease in the aggregate number of such shares of Class A Common Stock or Series B Preferred Stock obtainable of at least 1%, provided that any adjustments which by reason of this subsection 7(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

      (f) Irrespective of any adjustments in the number or kind of shares obtainable upon the conversion of a share of Series C Preferred Stock, certificates theretofore or thereafter issued may continue to express the same number and kind of shares as are stated on the certificates initially issuable therefor.

      (g) If any question shall at any time arise with respect to the number of shares of Class A Common Stock or Series B Preferred Stock into which a share of Series C Preferred Stock is then convertible following any adjustment pursuant to this Section 7 such question shall be determined by agreement between the holders of sixty-seven percent (67%) of the shares of Series C Preferred Stock and the Corporation or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Corporation (in either case the cost of which engagement will be borne by the Corporation) and reasonably acceptable to the

 Corporation and the holders of sixty-seven percent (67%) of shares of Series C Preferred Stock and such determination shall be binding upon the Corporation and the holders of the shares of Series C Preferred Stock.

      (h) Anything in this Section 7 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the number of shares of Class A Common Stock or Series B Preferred Stock into which a share of Series C Preferred Stock shall be convertible, in addition to those adjustments required by this Section 7, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Class A Common Stock or Series B Preferred Stock, or any issuance wholly for cash of any shares of Class A Common Stock or Series B Preferred Stock at less than the Current Market Price Per Share, or any issuance wholly for cash of shares of Class A Common Stock or securities which by their terms are convertible into or exchangeable for shares of Class A Common Stock or any stock dividend, or any issuance of rights, options or warrants referred to hereinabove in this Section 7, hereinafter made by the Corporation to the holders of its Class A Common Stock shall not be taxable to them.

     (i) For purposes of this Section 7. the following terms shall have the following meanings:

          "Current Market Price Per Share" shall mean, with respect to any
           ------------------------------
     shares of the Class A Common Stock, as of any particular date of determination:

               (A) if such stock is then reported or the Composite Transactions Tape, the average of the daily closing prices for the 30 consecutive trading days immediately prior to such date as reported on the Composite Transactions Tape (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 30-day period); or

               (B) if such stock is not then reported on the Composite Transaction Tape but is then listed or admitted to trading on a national securities exchange, the average of the daily last sale prices regular way of such stock, for the 30 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 30-day period), on the principal national securities exchange on which such stock is traded or, in case no such sale takes place on any such day, the average of the closing bid and asked prices regular way, in either case on such national securities exchange; or

               (C) if such stock is not then reported on the Composite Transaction Tape and is not then listed or admitted to trading on a national securities exchange but is then traded in the over-the-counter market, the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market, for the 30 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 30-day period), as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or, if not so reported the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Corporation for that purpose; or

               (D) if no such prices are then furnished, the fair market value of such stock as determined by agreement between the holders of sixty-seven percent (67%) of the shares of Series C Preferred Stock and the Corporation or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Corporation (in either case the cost of which engagement will be borne by the Corporation) and reasonably acceptably, to the holders of sixty-seven (67%) of the shares of Series C Preferred Stock.

          "Exempted Securities" shall mean (A) Warrant Shares (as defined in the
           -------------------
     Stock Purchase Agreement), (B) shares issued upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, (C) 3,000 shares of Class A Common Stock issued to employees of the Seller pursuant to options issued to employees of the Seller having an exercise or conversion price per share at least equal to the then Current Market Price Per Share, and (D) up to 1000 shares issued upon exercise of options, rights or warrants outstanding on the date hereof and held by officers or employees of the Seller.

     (j) Upon any adjustment of the number of the shares of Class A Common Stock or Series B Preferred Stock issuable upon conversion of shares of Series C Preferred Stock pursuant to this Section 7, the Corporation shall promptly but in any event within 20 days thereafter, cause to be given to each of the registered holders of the Series C Preferred Stock, at its address appearing on the Register for the Series C Preferred Stock by registered mail, postage prepaid, return receipt requested a certificate signed by its chairman, president or chief financial officer setting forth the number of shares of Class A Common Stock or Series B Preferred Stock issuable upon conversion of shares of Class A Common Stock or Series B Preferred Stock as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this resolution.

     (k) The Corporation will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue shares of Class A Common Stock or Series B Preferred Stock upon the conversion of the Series C Preferred Stock, the number of shares of Class A Common Stock or Series B Preferred Stock deliverable upon conversion of the Series C Preferred Stock.

     (l) The Corporation shall not be required to issue fractional shares of Class A Common Stock or Series B Preferred Stock upon conversion of the Series C Preferred Stock but shall pay for any such fraction of a share an amount in cash equal to the Current Market Price per share of Class A Common Stock or Series B Preferred Stock of such share (determined in accordance with the provisions of subsection 7(i) hereof) multiplied by such fraction.

     (m) The Corporation will pay all taxes attributable to the issuance of shares of Class A Common Stock or Series D Preferred Stock upon conversion of shares of Series C Preferred Stock, provided that the Corporation shall not be required to pay any income tax incurred by the holder upon conversion of the Series C Preferred Stock or any tax which may be payable in respect of any transfer involved in the issue of any shares of Class A Common Stock or Series B Preferred Stock in a name other than that of the registered holder of the Series C Preferred Stock surrendered for conversion, and the Corporation shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     Section 8.  Notices to Preferred Stock.  In the event:
     ---------   --------------------------

     (a) that the Corporation shall authorize the issuance to all holders of Class A Common Stock or Series B Preferred Stock of rights or warrants to subscribe for or purchase capital stock of the Corporation or of any other subscription rights or warrants; or

     (b) that the Corporation shall authorize the distribution to all holders of Class A Common Stock or Series B Preferred Stock of evidences of its indebtedness or assets (including, without limitation cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in such class of stock); or

     (c) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Class A Common Stock or Series B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

     (e) that the Corporation proposes to take any other action which would require an adjustment in the number of shares of Class A Common Stock or Series B Preferred Stock or other securities or assets issuable upon conversion of shares of Series C Preferred Stock pursuant to Section 5 or 6;

then the Corporation shall cause to be given to each of the registered holders of the Series C Preferred Stock at its address appearing on the Register for the Series C Preferred Stock, at least 20 calendar days prior to the applicable record date, if any, hereinafter specified, or, if no such record date if specified, 20 calendar days prior to the taking of any action referred to in clause (a) through (e) above, by registered mail, postage prepaid, return receipt requested, a written notice stating (i) the date as of which the holders of record of Class A Common Stock or Series B Preferred Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or (iii) the date on which such other action is to be effected, and the date as of which it is expected that holders of record of Class A Common Stock or Series B Preferred Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action. The failure to give the notice required by this Section 8 or any defect there-in shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action referred to above, or the vote upon any such action.

     Section 9.  Redemption.
     ---------   ----------

     (a) The Series C Preferred Stock shall be redeemed on November 17, 2002, in whole but not in part, out of funds legally available therefor, subject to the notice provisions described in this Section 9 at a redemption price equal to the liquidation preference ($1,000.00 per share) plus accrued and unpaid dividends as of the redemption date.

     (b) In the event the holders of sixty-seven percent (67%) of the Series C Preferred Stock then outstanding shall demand such redemption, notice of such demand for redemption shall be given to the Corporation by first class mail, postage prepaid, mailed not less than 40 nor more than 60 days prior to the redemption date, as specified by such holders in such notice, to the Corporation at the address provided in Section 10 hereof. The Corporation shall, within 10 days of receipt of such demand, give notice (the "Redemption Notice") to each holder of record of shares to be redeemed at such holder's address as the same appears on the stock records of the Corporation. Each such Redemption Notice shall state: (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) the then current conversion ratio; and (vi) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Redemption Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (i) dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accrue,
(ii) said shares shall be deemed no longer outstanding, and (iii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the moneys payable upon redemption without interest thereon) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office in Atlanta, Georgia, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series C Preferred Stock. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series C Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

     (c) Upon surrender in accordance with said Redemption Notice of the certificates for any such shares so redeemed, such shares shall be redeemed by the Corporation at the redemption price aforesaid. Notwithstanding the foregoing, if the Redemption Notice has been given pursuant to this Section 9 and any holder of shares of Series C Preferred Stock shall, prior to the close of business on (i) the redemption date, or (ii) if the Corporation shall so elect and state in the Redemption Notice, the date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the Redemption Notice) or which the Corporation irrevocably deposits with a designated bank or trust company as paying agent, money sufficient to pay, on the redemption date, the redemption price, elect to surrender to the transfer agent of the Series C Preferred Stock of the Corporation pursuant to
Section 5 hereof for the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares), then the conversion of such shares to be redeemed shall become effective as provided in Section 5.

     Section 10.  Form of Notice.
     ----------   --------------

     Except as may be otherwise provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of notice of conversion given to the Corporation as contemplated in Section 5 hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice) with postage prepaid, addressed: if to the Corporation, to its offices at 1100 Northmeadow Parkway, Suite 100, Roswell, Georgia 30076 Attention: Daniel D. Lensgraf, or if to any holder of Series C Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

          G. SERIES D REDEEMABLE PREFERRED STOCK. The authorized shares of Preferred Stock of the Corporation shall include a series designated as Series D Redeemable Preferred Stock (the "Series D Preferred Stock"). The rights, preferences, privileges and restrictions granted to and imposed upon the Series D Preferred Stock are:

          Section 1.  Designation and Rank.
          ---------   --------------------

          The number of shares which shall constitute the Series D Preferred Stock shall be 4,500 shares, $.01 par value per share. All shares of Series D Preferred Stock shall rank equally and be identical in all respects. As long as any shares of the Series D Preferred Stock are issued and outstanding, the Corporation shall be restricted from issuing additional securities of any kind, including shares of preferred stock of any class, series or designation, which rank on a parity with or senior to the Series D Preferred Stock. Issuances of the Series D Preferred shall be limited to issuances pursuant to the terms of that certain Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of March __, 1998, between the Corporation and each of the purchasers named therein.

          Section 2.  Definitions.
          ---------   -----------

          Unless the context otherwise requires, the terms defined in this
Section 2 shall have, for all purposes of this Article V.G., the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Business Day" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Georgia generally are not open for business.

          "Series D Dividend Payment Date" shall mean the last day of each month during the Series D Dividend Payment Period.

          "Series D Dividend Payment Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the date all the outstanding shares of Series D Preferred Stock are redeemed and the redemption price is paid in full.

          "Series D Dividend Period" shall mean a monthly dividend period commencing on the Initial Issue Date and thereafter on the first day of each month and ending on and including the day preceding the first day of the next succeeding Series D Dividend Period.

          "Series D Dividend Record Date" shall mean the close of business on the date that is one (1) Business Day prior to any Series D Dividend Payment Date.

          "Initial Issue Date" shall mean the date that shares of Series D Preferred Stock are first issued by the Corporation.

          "Liquidation Preference" shall mean, with respect to each share of Series D Preferred Stock outstanding, $1,000.00 per share.

          "Redemption Date" shall mean with respect to each share of Series D Preferred Stock the date on which such share is redeemed and the redemption price for such share is paid in full.

          "Series D Preferential Amount" shall mean, with respect to each share of Series D Preferred Stock outstanding, an amount equal to the Liquidation Preference plus all accrued and unpaid dividends thereon.

          Section 3.   Dividends.
          ---------    ---------

          (a) The holders of shares of the Series D Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors of the Corporation out of funds legally available therefor, cumulative cash dividends at an annual rate of 8.5% of the Liquidation Preference per share of the Series D Preferred Stock. Such dividends shall be cumulative from the Initial Issue Date, whether or not in any Series D Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable monthly, when, as and if declared by the board of directors of the Corporation on a Series D Dividend Payment Date. If such Series D Dividend Payment Date shall be on a day other than a Business Day, then the Series D Dividend Payment Date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the Series D Preferred Stock, as they appear on the stock records of the Corporation at the Series D Dividend Record Date. Dividends on the Series D Preferred Stock shall accrue (whether or not declared) on a daily basis from the Initial Issue Date and accrued dividends for each Series D Dividend Period shall accumulate to the extent not paid on the Series D Dividend Payment Date first following the Series D Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Series D Dividend Periods may be declared and paid at any time, without reference to any regular payment date, to holders of record on the applicable Series D Dividend Record Date, not exceeding 45 days prior to the payment date thereof, as may be fixed by the board of directors of the Corporation.

          (b) The amount of dividends payable for each full Series D Dividend Period for the Series D Preferred Stock shall be computed by dividing the annual dividend rate (8.5%) by twelve (rounded down to the nearest cent). The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. The initial dividend payment will be calculated based on the number of days elapsed from the Initial Issue Date until the first Series D Dividend Payment Date. The final dividend payment will be calculated based on the number of days elapsed from the most recent Series D Dividend Payment Date until the Redemption Date.

          (c) Except as otherwise provided in this Article V, so long as any shares of the Series D Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with or junior to the Series D Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (except by conversion into or exchange for shares of the Series C Preferred Stock or other stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation, dissolution or winding up) and no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to purchase shares of Class A Common Stock, Class B Preferred Stock or other stock ranking junior to the Series D Preferred Stock) shall be declared or paid or set apart for payment, unless in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Series D Preferred Stock shall have been paid or set apart for payment for all past Series D Dividend Periods and
(ii) sufficient funds shall have been set apart for the payment of the dividend for the current Series D Dividend Period with respect to the Series D Preferred Stock.

          Section 4.  Voting Rights.
          ---------   -------------

          (a) Except as otherwise provided in subsection 4(b) below or as required by applicable law, prior to redemption as provided herein, the holders of Series D Preferred Stock shall not be entitled to vote or give a consent to or on any matters required or permitted to be submitted to the shareholders of the Corporation for their approval.

          (b) So long as any shares of the Series D Preferred Stock remain outstanding, the consent of the holders of at least sixty-seven percent (67%) of the shares of the Series D Preferred Stock outstanding at the time given in person or by proxy either in writing (as permitted by law and the Articles of Incorporation and Bylaws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

              (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock, or any security convertible into stock of such class or series, ranking prior to or on a parity with the Series D Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

              (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Articles of Incorporation which would adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

              (iii) any increase in the authorized number or reclassification of the Series D Preferred Stock.

          Section 5.  Liquidation.
          ---------   -----------

          The Series D Preferred Stock shall upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank pari passu with
                                                                ---- -----
the Series C Preferred Stock and rank senior and prior to the Class A Common Stock and any other outstanding class or classes of stock of the Corporation, including the Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (collectively herein called the "Junior Securities"), so that holders of shares of Series D Preferred Stock shall be entitled to be paid before any distribution is made to the holders of the Junior Securities upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each share of Series D Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $1,000.00 per share. If, upon any such liquidation, dissolution or winding up of the Corporation, its net assets are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series D Preferred Stock and Series C Preferred Stock are entitled as above provided, the entire net assets of the Corporation remaining (after full payment is made on any class or series of stock ranking prior to the Series D Preferred Stock) shall be distributed among the holders of shares of Series D Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of Series C Preferred Stock and any other preferred shares ranking in parity with the Series D Preferred Stock are entitled. After such payment shall have been made in full to the holders of the Series D Preferred Stock and the Series C Preferred Stock, the holders of the outstanding Series D Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation and the remaining assets of the Corporation shall be divided and distributed among the holders of the other classes of stock then outstanding according to their respective rights and shares. For the purpose of this Section 5, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.


          Section 6.  Redemption.
          ---------   ----------

          (a) The Corporation shall redeem the Series D Preferred Stock upon the completion of a Qualified Public Offering (as defined below), in whole but not in part (the "Mandatory Redemption"), out of funds legally available therefor, subject to the notice provisions of this Section 6 at a redemption price per share equal to the Series D Preferential Amount. "Qualified Public Offering" shall mean an underwritten public offering covering the offering and sale of Common Stock of the Corporation in which the aggregate gross proceeds to the Corporation equals or exceeds $15,000,000.

          (b) At anytime and from time to time after the first anniversary of the Initial Issue Date, the Corporation may redeem (subject to the legal availability of funds), in whole or in part, but in any event in increments of not less than the lesser of (i) $500,000 or (ii) the amount necessary to redeem all Series D Preferred Stock, at a redemption price per share equal to the Series D Preferential Amount.

          (c) At anytime after the fifth anniversary of the Initial Issue Date, the holders of shares of Series D Preferred Stock then outstanding shall have the option of demanding redemption of the Series D Preferred Stock held by such holders upon the terms and conditions set forth in this subparagraph 6(c). In the event the holders of twenty (20%) of the Series D Preferred Stock then outstanding shall demand such redemption, notice of such demand for redemption (the "Redemption Demand") shall be given to the Corporation by first class mail, postage prepaid, mailed not less than 40 nor more than 60 days prior to the redemption date, as specified by such holders in such notice, to the Corporation at the address provided in Section 7 hereof.

     (d) Not less than 5 days prior to the anticipated date of a Qualified Public Offering or within 10 days after the receipt of a Redemption Demand, as the case may be, the Corporation shall give notice (the "Redemption Notice") to each holder of record of shares to be redeemed at such holder's address as the same appears on the stock records of the Corporation. Each such Redemption Notice shall state: (i) the Redemption Date; (ii) the number of shares of Series D Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date. Redemption Notice having been mailed as aforesaid, from and after the Redemption Date, unless the Corporation shall be in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (i) dividends on the shares of the Series D Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall be deemed no longer outstanding, and (iii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the moneys payable upon redemption without interest thereon) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company having an office in Atlanta, Georgia, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series D Preferred Stock. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such Redemption Date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series D Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price. Notwithstanding the foregoing, a Mandatory Redemption pursuant to Section 6(a) is expressly conditioned upon the completion of a Qualified Public Offering.

          (e) Upon surrender in accordance with said Redemption Notice of the certificates for any such shares so redeemed, such shares shall be redeemed by the Corporation at the redemption price aforesaid.


          Section 7.  Form of Notice.
          ---------   --------------

          Except as may be otherwise provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a Redemption Demand given to the Corporation as contemplated in Section 6 hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail or overnight delivery (unless first-class mail shall be specifically permitted for such notice) with postage prepaid, addressed: if to the Corporation, to its offices at 1325 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076 Attention: Daniel D. Lensgraf, or if to any holder of Series D Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.


                                      VI.

          The corporation shall be entitled to purchase its own shares out of its unreserved and unrestricted earned and capital surplus available therefor.

                                      VII.

          The corporation shall be entitled to distribute a portion of its assets to its shareholders out of capital surplus available therefor.

                                     VIII.

          The corporation shall not commence business until it shall have received $500.00 in payment for the issuance of shares of stock.

                                      IX.

          The initial registered office of the corporation shall be at 12 Perimeter Center East, Suite 1200, Atlanta, Georgia 30346. The initial registered agent of the corporation at such address shall be Jerry W. Mayfield.

                                       X.

          The initial board of directors shall consist of four (4) members who shall be and whose addresses are:

          NAME and ADDRESS
          ----------------

          Marc A. Comeaux
          440 Otter Creek Road
          Atlanta, Georgia  30328

          Jerry W. Mayfield
          216 Burdin Road
          Lafayette, Louisiana  70508

          James O. Carpenter
          P.O. Box 608
          Port Gibson, Mississippi  39150

          E. Paul Breaux, III
          337 Bacque Crescent
          Lafayette, Louisiana  70503

                                      XI.

          The name and address of the incorporator is:

          V. Scott Killingsworth
          Powell, Goldstein, Frazer & Murphy
          Suite 1050
          400 Perimeter Center Terrace
          Atlanta, Georgia  30346

                                      XII.

          The pre-emptive right of any shareholder to acquire authorized and unissued shares of the corporation is denied.

                                     XIII.

          Any action required by law or by the bylaws of the corporation to be taken at a meeting of the shareholders of the corporation, and any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days of the taking of such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                                      XIV.

          No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of the duty of care or other duty as a director, provided this article shall not eliminate or limit the liability of a director: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for the types of liabilities set forth in

Georgia Business Corporation Code Section 14-2-154; or (iv) for any transaction from which the director derives an improper personal benefit.

          IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Incorporation.


                              /s/ Jerry W. Mayfield
                              -------------------------------------
                              Jerry W. Mayfield
                              President and Chief Executive Officer